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                               ADVISORY AGREEMENT


         AGREEMENT made as of the 27th day of April, 1999 by and between PICK Communications Corp. (the "Company") a corporation having its principal office at 155 Route 46 West, Wayne, New Jersey 07470, and Pastor Alberto M. Delgado (the "Advisor"), an Individual with an address at 7800 S.W. 56th Street, Miami, FL 33155.

                               W I T N E S S E T H

         WHEREAS, the Advisor has agreed to resign from the Company's Board of Directors and the Company desires to retain the Advisor to provide ongoing financial advisory services; and

         WHEREAS, the Advisor desires to be retained to render such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. The Company hereby retains the Advisor on a non-exclusive basis and the Advisor hereby accepts such retention to perform advisory services related to corporate finance and other financial service matters. In regard to the foregoing, subject to the terms set forth below, the Advisor shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon no less than three business day's notice, unless the Advisor agrees to a lesser amount of notice for specific requested services hereunder.

         2. The Advisor shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice. Nothing herein shall require the Company to utilize the Advisor's services in any particular transactions nor shall it limit the Company's obligations arising under any other agreement or understanding.

         3. For the services described in Paragraphs 1 and 2 of the Agreement, the Company hereby agrees that the non-qualified stock options (the "Options") granted on March 3, 1999 to purchase 500,000 shares of the Company's common stock at a price of $.51 per share, as well as all other outstanding options held by the Advisor, shall remain in full force and effect and shall not be affected by the Advisor's resignation from the Company's Board of Directors.

         4. In addition, the Advisor shall be entitled to receive the same sales compensation as all other independent contractors of the Company in accordance with the formula set forth in the Company's current business plan and/or as stipulated by the Company's Board of Directors.

         5. Upon the request of the holders of a majority of the Options at any time after the Options become exercisable, the Company agrees, at its sole expense, to use its best efforts to


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cause the common stock underlying the Options to become registered under the
Securities Act of 1933, as amended (the "Act").

         6. All obligations of the Advisor contained herein shall be subject to the Advisor's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Advisor shall devote such time and effort to the performance of its duties hereunder as the Advisor shall determine is reasonably necessary for such performance. The Advisor may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Advisor all information relevant to the performance by the Advisor of its obligations under this Agreement, or particular projects as to which the Advisor is acting as advisor, which will permit the Advisor to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Advisor.

         7. (a) Except as otherwise provided in this Agreement, nothing contained in this Agreement shall limit or restrict the right of the Advisor or of any partner, employee, agent or representative of the Advisor, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, nor to limit or restrict the right of the Advisor to render services of any kind to any other corporation, firm, individual or association.

             (b) The Advisor shall not induce or encourage, or assist or participate in any way in inducing or encouraging, any employee, officer, director or independent contractor to resign from, terminate or cease any position, agreement, consulting or relationship with the Company and shall not in any way interfere with or induce or encourage any breach of any such agreement, consulting or relationship; nor shall he hire, retain or employ any person who is or shall be, an employee, officer or independent contractor of the Company.

             (c) The Advisor shall not, in connection with any business, occupation, enterprise or trade that is the same as or similar to or that competes with any business, occupation, enterprise or trade engaged in by the Company, solicit, do business with or provide goods or services to any person or entity that is or was a customer or client of the Company or a party to any agreement with the Company or that received goods, services or information from the Company. The Advisor shall not interfere with or intervene in any transaction or relationship between the Company and any such person or entity. The Advisor shall not induce, encourage or recommend, directly or indirectly, that any such person or entity engage in any business or transaction with any third party in connection with any business, commercial activity or field engaged in by the Company prior to such termination. The Advisor shall not knowingly or intentionally damage or destroy the reputation or goodwill of the Company or any regard for the Company among its suppliers, employees, independent contractors, customers or others that have acquired goods or services from the Company or that have engaged in any transaction with the Company.

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         8.  The Advisor will hold in confidence any confidential information which the Company provides to the Advisor pursuant to this Agreement unless the Company gives the Advisor permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, the Advisor shall not be required to maintain confidentiality with respect to information which (i) is or becomes part of the public domain; (ii) it had independent knowledge prior to disclosure; (iii) comes into the possession of the Advisor in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) is required to be disclosed by the Advisor by governmental requirements. If the Advisor is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, the Advisor shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. For the purposes set forth in this Paragraph, Advisor shall also mean any affiliate of Advisor. Affiliate shall mean any person, firm or corporation which controls or is controlled by Advisor.

         9. The Company and the Advisor agree to indemnify and hold each other harmless, including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Advisor or the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the Advisor's service pursuant to this Agreement. This Paragraph shall survive the termination of this Agreement.

         10. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         11. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         12. This Agreement shall terminate upon the mutual agreement of the parties.

         13. Any notices hereunder shall be sent to the Company and to the Advisor at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other of such change of address in the manner herein provided.

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         14. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

         15. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

         16. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 9, and their respective heirs, administrators, successors and permitted assigns.


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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                                    PICK COMMUNICATIONS CORP.


                                                    By: /s/ Thomas M. Malone
                                                        ------------------------
                                                        Thomas M. Malone,
                                                        Chief Executive Officer



                                                       /s/ Alberto M. Delgado
                                                       -------------------------
                                                       Pastor Alberto M. Delgado




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